SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 1996




                         COMMUNITY CARE OF AMERICA, INC.
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
           ----------------------------------------------------------
                            (State of Incorporation)


      0-26502                                              52-1823411
- ---------------------                          ---------------------------------
(Commission File No.)                          (IRS Employer Identification No.)


     3050 NORTH HORSESHOE DRIVE, SUITE 260, NAPLES, FLORIDA        33942
     ----------------------------------------------------------------------
          (Address of Principal Executive Offices)                (Zip Code)


                                 (941) 435-0085
           ----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
           ----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM       2. ACQUISITION OR DISPOSITION OF ASSETS.

           On May 16, 1996, Southern Care Centers, Inc. ("Southern Care") was merged with and into CCA Acquisition I, Inc. ("Newco"), a newly formed wholly-owned subsidiary of Community Care of America, Inc. (the "Company"), pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") dated as of May 10, 1996 among Southern Care, Wallace Olson and Michael Himmelstein (Southern Care's shareholders), Newco and the Company. As a result of the Merger, the subsidiaries of Southern Care (the "Acquired Subsidiaries"), which lease five long-term care facilities in Georgia (the "Leased Georgia Facilities") and one long-term care facility in Louisiana (the "Louisiana Facility"), became indirect wholly-owned subsidiaries of the Company. In addition, another wholly-owned subsidiary of the Company became the manager of a long-term care facility in Texas owned by a former subsidiary of Southern Care which was not acquired by the Company (the "Texas Facility") under a Management Agreement dated as of May 1, 1996 (the "Management Agreement") and Newco is providing accounting, internal auditing, billing, accounts payable and certain other services under an Agreement to Provide Accounting and Auditing Services and Rural Healthcare Provider Network Services dated as of May 1, 1996 (the "Services Agreement") to a company owned by the former shareholders of Southern Care, which operates another long-term care facility in Georgia. The terms of the merger and related transactions, including the purchase price paid to the shareholders of Southern Care, were determined pursuant to arms' length negotiations. There was no material relationship between either shareholder of Southern Care and the Company or any of the Company's affiliates, directors or officers (or any associate of any director or officer of the Company).

           Pursuant to the Merger Agreement, the shareholders of Southern Care received $2.9 million in cash (subject to a dollar-for-dollar adjustment based upon the amount by which Southern Care's consolidated working capital deficit on May 1, 1996 varies from $1.8 million) and $6.4 million in Common Stock of the Company (consisting of 568,888 shares valued at $11.25 per share). In addition, the shareholders of Southern Care are entitled to receive, on or before March 31, 1997, $500,000 in Common Stock of the Company (consisting of 44,444 shares) for every $100,000 by which Newco's annualized contribution margin (in general, income before interest, taxes, depreciation, amortization, rent (except on equipment leases), corporate overhead, management fees, home office or corporate charges, charges resulting from accounting changes and non-operational charges) on a consolidated basis for the year ending December 31, 1996 exceeds $4.4 million, but in no event in excess of $2.0 million in Company Common Stock (consisting of 177,777 shares). The Company has agreed to file two shelf registration statements under the Securities Act of 1993, as amended (the "Act"), covering the shares issued and issuable in the merger (including the shares subject to the contingent earn-out) upon request of the holders thereof made at any time after August 15, 1996 and to "piggyback" such shares in certain registration statements filed by the Company. All such registration statements are, in general, to be at the Company's expense (except for underwriters' or brokerage discounts, commissions and expenses), but such rights are only exercisable until such time as all of such shares are eligible for sale under Rule 144 under the Act without volume limitation. The shareholders of Southern Care have agreed to limit sales of Common Stock of the Company issued during any 30-day period to 75,000 shares.

           Contemporaneously with the consummation of the transaction, the subsidiaries of Southern Care acquired the five Leased Georgia Facilities from the prior owners thereof and, in turn, sold those facilities to Health and Retirement Properties Trust ("HRPT"), which has been the principal financing source for the Company's major acquisitions to date, for $15.8 million, of which $2.0 million was used to pay a portion of the cash portion of the merger consideration, $12.0 million was used by the Acquired Subsidiaries to purchase the five Leased Georgia Facilities and $1.8 million was paid to a company owned by the principals of Southern Care. HRPT thereupon leased the Leased Georgia Facilities to the Acquired Subsidiaries pursuant to separate leases under a Master Lease (the "New Southern Care Georgia Leases"). The New Southern Care Georgia Leases provide for an initial term ending on December 31, 2003 and for up to two additional 13 year terms, each at the Acquired Subsidiary's option. The initial aggregate annual rent under the New Southern Care Georgia Leases is $1.8 million. After the first lease year, the Acquired Subsidiaries must pay additional rent on a facility by facility basis equal to 5% and 2% in the initial and first renewal terms, and 3% in each case during the second renewal term, of the year over year increases, if any, in Net Patient Revenues (as defined) and Non-Inpatient Revenues (as defined), respectively. Any additional rents that become payable remain payable throughout the balance of the lease term even if Net Patient Revenues or Non-Inpatient Revenues subsequently decline. The total minimum and additional rents in any year can not exceed 108% of the amounts thereof in the prior year. Both the minimum and additional rents are to be adjusted during the second renewal term.

           The Louisiana Facility will continue to be leased under the same terms as the facility was being leased prior to the merger.

           Under the Management Agreement, a newly-formed subsidiary of the Company is to manage, for a ten year period, subject to earlier termination, the Texas Facility previously leased by a subsidiary of Southern Care, which subsidiary was spun-off by Southern Care to its shareholders prior to the merger. As compensation for its services under the Management Agreement, the Company's subsidiary is entitled to receive a monthly management fee equal to 4% of the Texas Facility's monthly revenues. The owner of the facility may terminate the engagement without cause upon 30 days' prior notice. The Company may terminate its engagement if, among other things, funds generated from the operation of the Texas Facility are not sufficient to provide for payment of the management fee during any six-month period.

           Under the Services Agreement, Newco is to provide accounting, internal auditing, billing, accounts payable and certain other services until July 31, 2004 to a company owned by the former shareholders of Southern Care which owns another long-term care facility. For its services, Newco is to receive $5,000 per month; provided that such amount shall accrue and not be paid during any period that that long-term care facility's expenses, including lease payments, debt service and operating and administrative expenses, exceed its generated revenues. To the extent that such expenses exceed revenues generated by the facility, Newco is to contribute cash to such facility as needed to meet expenses as they are incurred.

           In connection with entering into the original Agreement and Plan of Reorganization on March 11, 1996, the Company and Southern Care had entered into a Consulting and Advisory Services Agreement effective as of January 1, 1996, pursuant to which the Company received consulting fees aggregating approximately $900,000 for the period January 1, 1996 through the closing date.

ITEM       5. OTHER EVENTS.

           In addition to the New Southern Care Georgia Leases discussed in Item 2 of this Report, various subsidiaries of the Company lease an aggregate of 25 other facilities from HRPT and various subsidiaries of the Company have executed and delivered promissory notes to HRPT in connection with loans to them from HRPT, the proceeds from the underlying borrowings having been used to finance the acquisition and, in some instances, the repair, renovation and related acquisition costs of the acquired facilities. In connection with the financing of the transactions described in Item 2 of this Report, the Company and its subsidiaries entered into amendments to certain lease documents previously entered into with HRPT so that the first renewal term of those leases ends on December 31, 2016, the same date as the end of the renewal term for the other leases relating to properties leased from HRPT. In addition, the new Southern Care properties are linked with the Company's other properties acquired or leased from HRPT for the purposes of determining the availability of certain options, rights of first refusal, cross-defaults, cross-guarantees and cross-collateralization under the lease documents with and certain promissory notes to HRPT. As part of the financing of the Southern Care Transaction, the Company deposited an additional $850,000 of cash collateral (the aggregate of all cash collateral on deposit by the Company with HRPT is presently $6.3 million, after giving effect to such additional deposit).

ITEM       7. FINANCIAL STATEMENTS AND EXHIBITS.

           (a) Financial statements of businesses acquired (Southern Care Centers Group).

                      Pursuant to Instruction (b)(2) of Item 7 to Form 8-K, the Company intends to file the required historical financial statements of the Southern Care Centers Group within 60 days after the date this Report was required to be filed.

           (b)        Pro Forma Financial Information

                      Pursuant to Instruction (b)(2) of Item 7 of Form 8-K, the Company intends to file required pro forma financial information within 60 days after the date this Report was required to be filed.

           (c)        Exhibits:

                      2.1 Amended and Restated Agreement and Plan of Reorganization dated as of May 10, 1996 among the Company, Newco, Southern Care, and Wallace Olson and Michael Himmelstein, the shareholders of Southern Care.

                      2.2 Consulting and Advisory Services Agreement effective as of January 1, 1996 among the Company, Southern Care and its shareholders. (Incorporated by reference to Exhibit 2.02(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-26502.)

                      2.3 Management Agreement dated as of May 10, 1996 between CCA of Texas, Inc. and Southern Care Centers of Texas, Inc.

                      2.4 Agreement to Provide Accounting and Auditing Services and Rural Healthcare Provider Network Services dated as of May 10, 1996 among Newco and Buchanan/SCC, Inc.

                      4.1 Allonge and Amendment dated as of May 10, 1996 to Promissory Note dated December 30, 1993 in the principal amount of $13,600,000 made by ECA Holdings, Inc. ("ECA") payable to HRPT.

                      4.2 Allonge and Amendment dated as of May 10, 1996 to Promissory Note dated December 30, 1993 in the principal amount of $6,000,000 made by Community Care of Nebraska Inc. ("CCN") payable to HRPT.

                      4.3 Allonge and Amendment to Promissory Note dated as of May 10, 1996 to Promissory Note dated April 1, 1995 in the principal amount of $2,045,000, made by CCN and certain of its subsidiaries payable to HRPT.

                      4.4 Allonge and Amendment to Promissory Note dated as of May 10, 1996 to ECA Holdings Renovation Funding Promissory Note dated April 1, 1995 in the principal amount of $6,466,700 made by ECA payable to HRPT.

                      4.5 Allonge and Amendment to Promissory Note dated as of May 10, 1996 to CCN Group Renovation Funding Promissory Note dated April 1, 1995 in the principal amount of $2,833,300 made by CCN and its subsidiaries payable to HRPT.

                      99.1 Fourth Amendment dated as of May 10, 1996 to Master Lease Document, General Terms and Conditions dated December 30, 1993 between HRPT and ECA.

                      99.2 First Amendment dated as of May 10, 1996 to Master Lease Document, General Terms and Conditions dated April 1, 1995 between HRPT and ECA.

                      99.3 Master Lease Document, General Terms and Conditions dated as of May 10, 1996 between HRPT and Marietta/SCC, Inc., Glenwood/SCC, Inc., Dublin/SCC, Inc., Macon/SCC, Inc. and College Park/SCC, Inc.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COMMUNITY CARE OF AMERICA, INC.



Dated:  May 29, 1996               By:  /s/ David H. Fater
                                       -------------------------------------
                                        David H. Fater, Executive Vice
                                        President and Chief Financial Officer








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